Exhibit 99

MemberWorks Reports Fiscal 2004 Second Quarter Financial Results

    STAMFORD, Conn.--(BUSINESS WIRE)--Jan. 27, 2004--MemberWorks
Incorporated (Nasdaq: MBRS)

    -- Reported revenues were $123.2 million versus guidance of $120.0 million to $124.0 million.

    -- Earnings per share was $0.60 versus guidance of $0.60 to $0.65.

    -- Operating cash flow before changes in assets and liabilities was $16.7 million versus guidance of $12 to $14 million.

    MemberWorks Incorporated (Nasdaq: MBRS), a leading provider of consumer and membership services through affinity marketing and online channels, announced today its financial results for the fiscal 2004 second quarter.
    The Company reported revenues of $123.2 million, an increase of 8% from $114.0 million reported in the fiscal 2003 second quarter, and an increase of 8% from $113.8 million reported in the fiscal 2004 first quarter.
    Net income for the current quarter was $7.7 million, or $0.60 per diluted share, versus net income of $3.6 million, or $0.27 per diluted share, for last year's second fiscal quarter.
    The Company reported net cash provided by operating activities of $22.5 million for the fiscal 2004 second quarter versus $21.5 million in last year's second fiscal quarter and cash used by operating activities of $2.0 million in the fiscal 2004 first quarter. Operating cash flow before changes in assets and liabilities reported for the fiscal 2004 second quarter was $16.7 million compared to $16.2 million in last year's second fiscal quarter, and $5.3 million in the fiscal 2004 first quarter. See the table on page 7 for a reconciliation of net cash provided by operating activities to operating cash flow before changes in assets and liabilities and for a discussion of the relevance of this measure.
    Compared to previous guidance provided in October 2003, reported revenues were $123.2 million versus the guidance of $120.0 million to $124.0 million. Earnings per share was $0.60 versus guidance of $0.60 to $0.65. Operating cash flow before changes in assets and liabilities was $16.7 million versus guidance of $12 to $14 million.
    Gary Johnson, President and CEO, said, "We have made significant progress on multiple strategic fronts, including our migration to monthly memberships, continued expansion of our Internet marketing channel and the launch of a new point of sale channel."

    Six Month Results

    The Company reported revenues of $237.0 million in the six month period ended December 31, 2003, an increase of 8% from $219.0 million reported in the six month period ended December 31, 2002.
    Net income for the six months ended December 31, 2003 was $11.6 million, or $0.91 per diluted share, versus net income of $15.8 million, or $1.17 per diluted share, in the prior year period.
    Net income for the prior year period included a $19.1 million ($11.5 million after tax) gain related to the settlement of a lawsuit, a $1.0 million ($0.6 million after tax) charge for a purchase price adjustment related to the sale of iPlace, Inc. and a $0.2 million ($0.1 million after tax) charge for a realized loss on marketable securities.
    Net income was $11.6 million, or $0.91 per diluted share, for the first six months of fiscal 2004 and excluding the items discussed above from the prior year period, net income was $5.0 million, or $0.37 per diluted share, for the first six months of fiscal 2003.
    The Company reported net cash provided by operating activities of $20.4 million for the six month period ended December 31, 2003 versus $32.9 million in the prior year period. Operating cash flow before changes in assets and liabilities reported for the six month period ended December 31, 2003 was $22.0 million compared to $25.3 million in the prior year period. See the table on page 7 for a reconciliation of net cash provided by operating activities to operating cash flow before changes in assets and liabilities and for a discussion of the relevance of this measure.
    The Company also announced today that its Board of Directors authorized the repurchase of an additional 1 million shares of its Class A common stock under its ongoing stock repurchase program. Shares may be repurchased from time to time in open market transactions. During the quarter ended December 31, 2003, MemberWorks purchased 783,000 shares of its common stock in the open market. Pursuant to the share repurchase program, the Company is authorized to repurchase approximately 1,500,000 additional shares as market conditions permit. As of December 31, 2003, there were 10,394,000 shares of common stock outstanding.

    Business Outlook:

    Management offers the following guidance for the year ended June
30, 2004:
    Revenues are expected to be in the range of $475 million to $480 million and earnings per share is expected to range between $2.30 and $2.40. Operating cash flow before changes in assets and liabilities is expected to be between $50 and $55 million.

    Management offers the following guidance for the quarter ended
March 31, 2004:
    Revenues are expected to be in the range of $118 million to $120 million and earnings per share is expected to range between $0.60 and $0.65. Operating cash flow before changes in assets and liabilities is expected to be between $14 and $16 million.

    Management offers the following guidance for the quarter ended
June 30, 2004:
    Revenues are expected to be in the range of $120 million to $124 million and earnings per share is expected to range between $0.80 and $0.87. Operating cash flow before changes in assets and liabilities is expected to be between $14 and $17 million.

    Conference Call Note:

    MemberWorks will host a conference call on Tuesday, January 27, 2004, at 10:00 A.M., EST, to discuss the Company's second quarter results. This conference call will also be available live on the investor relations page of Company's web site at www.memberworks.com. Please go to the web site at least fifteen minutes prior to the call to register and download any necessary audio software. To listen to the conference call, please dial (888) 989-3090, approximately five to ten minutes before the scheduled start time. When prompted, state passcode "MBRS".
    For those who cannot listen to the live call, an audio replay of the call will be available approximately one hour after completion of the call until midnight on February 10, 2004. To listen to the audio replay, please call (800) 427-2890 A replay of the web cast will also be available on the Company's website beginning approximately 2 hours after the end of the call and will remain available until February 10, 2004.

    About MemberWorks:

    Headquartered in Stamford, Conn., MemberWorks is a leader in bringing value to consumers by designing innovative membership programs that offer services and discounts on everyday needs in healthcare, personal finance, insurance, travel, entertainment, computing, fashion and personal security. As of December 31, 2003, 6.3 million retail members are enrolled in MemberWorks programs, gaining convenient access to thousands of service providers and vendors. MemberWorks is the trusted marketing partner of leading consumer-driven organizations and offers them effective tools to enhance their market presence, to strengthen customer affinity and to generate additional revenue.
    Any statements herein regarding the business of MemberWorks Incorporated that are not historical are "forward looking statements" that are intended to qualify for the safe harbor provisions from liability provided by the Private Securities Litigation Reform Act of 1995. Forward looking statements include, but are not limited to, any projections of earnings, revenues or other financial items; any statements of the Company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the Company's future results include general economic and business conditions, the level of demand for the Company's products and services, increased competition and regulatory and legal matters and uncertainties. Additional discussion of these and other factors that could cause actual results to differ from those intended is contained in the Company's most recent Quarterly Reports on Form 10-Q and Annual report on Form 10-K as filed with the SEC.




                       MEMBERWORKS INCORPORATED
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)

                          Three months ended       Six months ended
                             December 31,            December 31,
                       ----------------------- -----------------------
                           2003        2002        2003        2002
                        ----------   ---------   ---------   ---------
                               (Unaudited)            (Unaudited)

Revenues               $  123,164   $ 114,045   $ 236,988   $ 219,049

Expenses:
     Operating             23,042      19,178      44,505      37,252
     Marketing             66,745      69,899     133,401     135,448
     General and
      administrative       19,195      18,764      37,962      37,627
     Amortization of
      intangible assets       271         346         589         739
                        ----------   ---------   ---------   ---------
Total expenses            109,253     108,187     216,457     211,066
                        ----------   ---------   ---------   ---------

Operating income           13,911       5,858      20,531       7,983
Settlement of
 investment related
 litigation                     -           -           -      19,148
Loss on sale of subsidiary      -           -           -        (959)
Net loss on investment          -           -           -        (206)
Interest expense           (1,456)        (25)     (1,570)        (57)
Other income, net             320         246         305         397
                        ----------   ---------   ---------   ---------

Income before income taxes 12,775       6,079      19,266      26,306
Provision for income taxes  5,110       2,432       7,706      10,523
                        ----------   ---------   ---------   ---------
Net income             $    7,665   $   3,647   $  11,560   $  15,783
                        ==========   =========   =========   =========

Diluted earnings per share:
   Diluted earnings
    per share          $     0.60   $    0.27   $    0.91   $    1.17
                        ==========   =========   =========   =========

Diluted shares used in
 earnings per share
 calculation               14,074      13,396      13,541      13,530
                        ==========   =========   =========   =========


                       MEMBERWORKS INCORPORATED
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                          Three months ended       Six months ended
                             December 31,             December 31,
                       ---------------------- -----------------------
                          2003        2002        2003        2002
                        ----------   ---------   ---------   ---------
                               (Unaudited)            (Unaudited)

Operating Activities
 Net income            $    7,665   $   3,647   $  11,560   $  15,783
 Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:
   Revenues before
    deferral              119,093     111,026     219,255     209,140
   Marketing costs
    before deferral       (60,598)    (59,764)   (118,033)   (114,673)
   Revenues recognized   (123,164)   (114,045)   (236,988)   (219,049)
   Marketing costs
    expensed               66,745      69,899     133,401     135,448
   Depreciation and
    amortization            2,481       3,040       5,242       6,169
   Deferred income taxes    4,469       2,095       5,304       9,744
   Tax benefit from
    employee stock plans       38         271       1,553         297
   Gain on settlement
    of investment
    related litigation          -           -           -     (19,148)
   Loss on sale of subsidiary   -           -           -         959
   Net loss on investment       -           -           -         206
   Other                      (32)         20         720         382
                        ----------   ---------   ---------   ---------
Operating cash flow
 before changes in
 assets and liabilities    16,697      16,189      22,014      25,258
  Net change in assets
   and liabilities          5,762       5,287      (1,573)      7,619
                        ----------   ---------   ---------   ---------
Net cash provided by
 operating activities      22,459      21,476      20,441      32,877
                        ----------   ---------   ---------   ---------

Investing Activities
 Acquisition of fixed
  assets                   (1,617)     (1,441)     (2,538)     (2,762)
 Settlement of investment related
  litigation                    -           -           -      19,148
 Purchase price adjustments on
  sale of subsidiary            -           -           -        (750)
                        ----------   ---------   ---------   ---------
Net cash (used in)
 provided by investing
 activities                (1,617)     (1,441)     (2,538)     15,636
                        ----------   ---------   ---------   ---------

Financing Activities
 Net proceeds from issuance
  of stock                    462       1,830      22,551       1,851
 Treasury stock purchases (22,726)     (6,088)    (79,078)    (14,957)
 Net proceeds from
  issuance of convertible
  debt                       (451)          -      86,568           -
 Payments of long-
  term obligations           (183)        (78)       (250)       (927)
                        ----------   ---------   ---------   ---------
Net cash (used in)
 provided by financing
 activities               (22,898)     (4,336)     29,791     (14,033)
                        ----------   ---------   ---------   ---------
Effect of exchange rate
 changes on cash and
 cash equivalents              39           8          41         (32)
                        ----------   ---------   ---------   ---------
Net (decrease) increase
 in cash and cash
 equivalents               (2,017)     15,707      47,735      34,448
Cash and cash
 equivalents at
 beginning of period      122,012      64,243      72,260      45,502
                        ----------   ---------   ---------   ---------
Cash and cash equivalents
 at end of period      $  119,995   $  79,950   $ 119,995   $  79,950
                        ==========   =========   =========   =========


                       MEMBERWORKS INCORPORATED
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                    December 31,    June 30,
                                         2003        2003
                                      ----------   ---------
                                      (Unaudited)  (Audited)
Assets
Current assets:
     Cash and cash equivalents        $  119,995   $  72,260
     Restricted cash                       3,169       2,732
     Accounts receivable                  11,477       8,713
     Other current assets                 10,674       9,767
     Membership solicitation and
      other deferred costs                62,618      77,883
                                       ----------   ---------
Total current assets                     207,933     171,355
Fixed assets, net                         22,855      24,969
Goodwill                                  42,039      42,039
Intangible and other assets, net          12,379      10,142
                                       ----------   ---------
Total assets                          $  285,206   $ 248,505
                                       ==========   =========

Liabilities and Shareholders' Deficit
Current liabilities:
     Current maturities of long-term
      obligations                     $       28   $     244
     Accounts payable and accrued
      liabilities                         94,347      91,749
     Deferred membership fees            150,062     167,643
     Deferred income taxes                 6,171         879
                                       ------------ ---------
Total current liabilities                250,608     260,515
Deferred income taxes                      5,157       5,145
Other long-term liabilities                2,993       3,128
Convertible debt                          90,000           -
                                       ----------   ---------
Total liabilities                        348,758     268,788
                                       ----------   ---------

Shareholders' deficit:
     Common stock; $0.01 par value
        40,000 shares authorized;
         18,998 issued (17,847 at
         June 30, 2003)                      190         178
     Capital in excess of par value      146,646     122,425
     Accumulated deficit                  (6,269)    (17,829)
     Accumulated other
      comprehensive loss                    (453)       (469)
    Treasury stock, 8,604 shares at cost
       (6,126 shares at June 30, 2003)  (203,666)   (124,588)
                                       ----------   ---------
Total shareholders' deficit              (63,552)    (20,283)
                                       ----------   ---------
Total liabilities and shareholders'
 deficit                               $  285,206   $ 248,505
                                       ==========   =========



KEY STATISTICS
                            December 2003 September 2003 December 2002
                            ------------- -------------- -------------
Revenue Before Deferral Mix:
New annual                            18%         21%         35%
Renewal annual                        46%         47%         49%
Monthly                               36%         32%         16%

Price Points:
New annual                     $      107   $     105   $     104
Monthly                        $    11.54   $   10.72   $    9.76

Marketing Margin Before Deferral:
New annual                            24%          8%          4%
Monthly                               28%         11%         24%
Total                                 49%         43%         46%

Average monthly members billed  1,239,000     955,000     588,000


                       MEMBERWORKS INCORPORATED
                RECONCILIATION OF NON-GAAP INFORMATION
                            (In thousands)

                          Three months ended       Six months ended
                             December 31,             December 31,
                       ----------------------- -----------------------
                            2003        2002        2003        2002
                        ----------   ---------   ---------   ---------
                              (Unaudited)             (Unaudited)
Reconciliation of Operating Cash Flow before Changes in  Assets and
 Liabilities:
Operating cash flow
 before changes in
 assets and liabilities $  16,697   $  16,189   $  22,014   $  25,258
Changes in assets and
 liabilities                5,762       5,287      (1,573)      7,619
                        ----------   ---------   ---------   ---------
Net cash provided by
 operating activities   $  22,459   $  21,476   $  20,441   $  32,877
                        ==========   =========   =========   =========

Reconciliation of Revenues before Deferral:
Revenues reported       $ 123,164   $ 114,045   $ 236,988   $ 219,049
Changes in deferred
 membership fees           (4,071)     (3,019)    (17,733)     (9,909)
                        ----------   ---------   ---------   ---------
Revenues before
 deferral               $ 119,093   $ 111,026   $ 219,255   $ 209,140
                        ==========   =========   =========   =========

Reconciliation of Marketing Costs before Deferral:
Marketing expenses
 reported              $   66,745   $  69,899   $ 133,401   $ 135,448
Changes in solicitation
 and other deferred costs  (6,147)    (10,135)    (15,368)    (20,775)
                        ----------   ---------   ---------   ---------
Marketing costs before
 deferral              $  (60,598)  $ (59,764)  $(118,033)  $(114,673)
                        ==========   =========   =========   =========

The Company believes that Operating Cash Flow before Changes in Assets and Liabilities, Revenues before Deferral and Marketing Costs before Deferral are important measures of liquidity. Operating Cash Flow before Changes in Assets and Liabilities represents the actual cash flow generated in the period, excluding the timing of cash payments and receipts. Revenues before Deferral are revenues before the application of Staff Accounting Bulletin 101 "Revenue Recognition in Financial Statements" ("SAB 101") and represent the actual membership fees billed during the current reporting period less an allowance for membership cancellations. Marketing Costs before Deferral are marketing costs before the application of SAB 101 and American Institute of Certified Public Accountants Statement of Position 93-7 and represent the Company's obligation for marketing efforts that occurred during the current reporting period. These measures are used by management and by the Company's investors. These measures are not a substitute for, or superior to, Net Cash Provided by Operating Activities, Revenue and Marketing Expense prepared in accordance with generally accepted accounting principles.

    CONTACT: MemberWorks Incorporated
             James B. Duffy, 203-324-7635
             or
             Sapphire Investor Relations, LLC
             Erica Mannion, 415-399-9345